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                                                                    Exhibit 23.3

              Consent of BDO Seidman, LLP, Independent Accountants

   We hereby consent to the use in the prospectus constituting part of this amendment No. 1 to the registration statement on Form S-4 of Catalytica, Inc., of our report dated July 23, 1999, relating to the consolidated financial statements of Wyckoff Chemical Company, Inc., which appears in such prospectus. We also consent to the references to us under the headings "Experts" in such prospectus.

/s/ BDO Seidman, LLP

Kalamazoo, Michigan

August 19, 1999